Lithia & Driveway (LAD) Reports Record Second Quarter Revenue of $9.6 billion, Achieves 25% Increase in Diluted Earnings Per Share, 30% Increase in Adjusted Diluted Earnings Per Share
________________________________________________

Announces Dividend of $0.55 per Share for Second Quarter

Medford, Oregon, July 29, 2025 - Lithia & Driveway (NYSE: LAD) today reported the highest second quarter revenue in company history, and a 25% increase in diluted earnings per share compared to the same period in 2024.

Second quarter 2025 revenue increased 4% to $9.6 billion from $9.2 billion in the second quarter of 2024.

Second quarter 2025 diluted earnings per share attributable to LAD was $9.87, a 25% increase from $7.87 per share reported in the second quarter of 2024. Second quarter 2025 adjusted diluted earnings per share attributable to LAD was $10.24, a 30% increase compared to $7.87 per share in the same period of 2024. Unrealized gains on our investment in Pinewood Technologies Group PLC contributed $1.03 to diluted earnings per share for the quarter.

Second quarter 2025 net income was $258 million, a 19.2% increase compared to net income of $217 million in the same period of 2024. Adjusted second quarter 2025 net income was $268 million, a 24% increase compared to adjusted net income of $217 million for the same period of 2024.

As shown in the attached non-GAAP reconciliation tables, the 2025 second quarter adjusted results exclude a $0.37 per diluted share impact resulting from non-core items, including a net loss on the disposal of stores, insurance reserves, and acquisition expenses, partially offset by tax attributes. The 2024 second quarter adjusted results had offsetting non-core items related to insurance reserves, tax attributes, and acquisition expenses.

Key Second Quarter 2025 Highlights:

•Total gross profits increased 4.3% compared to second quarter 2024
•Aftersales gross profit increased 11.5% compared to second quarter 2024
•Financing operations generated profitability of $20 million, a 179% increase year-over-year
•Driveway Finance Corporation (DFC) originated $731 million in loans, with U.S. penetration increasing to 14.8% and net interest margin increasing to 4.6%
•Repurchased 1.5% of outstanding shares

“Building on continued strength across our core operations, Lithia & Driveway’s differentiated design once again powered record performance in the second quarter as we delivered a 25% year-over-year increase in diluted EPS. Operational excellence across the business translated into robust growth” said Bryan DeBoer, President and CEO. “The scalability of our omnichannel ecosystem, including Driveway, DFC, and our recent acquisitions is driving market-share gains, earnings growth and capital efficiency for our shareholders. We are well positioned to accelerate our growth in the second half of 2025 and beyond.”

For the first six months of 2025 revenues increased 5% to $18.8 billion, compared to $17.8 billion in 2024.

Diluted earnings per share attributable to LAD for the first six months of 2025 was $17.80, compared to $13.75 per share in 2024, an increase of 29%. Adjusted diluted earnings per share attributable to LAD for the first six months of 2025 increased 28% to $17.88 from $13.97 in the same period of 2024. Unrealized gains on our investment in Pinewood Technologies Group PLC contributed $0.75 to diluted earnings per share for the year.

Corporate Development
In June 2025, LAD continued to expand its network in the Southeast region with the acquisition of the two Mercedes-Benz stores in Collierville, Tennessee and Jackson, Mississippi. These additions add $220 million of expected annualized revenue.

Year-to-date, we have acquired $400 million of expected annualized revenues.

Balance Sheet Update
LAD ended the second quarter with approximately $1.3 billion in cash and cash equivalents, marketable securities, and availability on our revolving lines of credit.

Dividend Payment and Share Repurchases
The Board of Directors approved a dividend of $0.55 per share related to second quarter 2025 financial results. The dividend is expected to be paid on August 22, 2025 to shareholders of record on August 8, 2025.

During the second quarter 2025, we repurchased approximately 387,000 shares at a weighted average price of $306. To date in 2025, we have repurchased approximately 791,000 shares at a weighed average price of $316. Under the current share repurchase authorization approximately $568.8 million remains available.

Chief People Officer Retirement
Gary Glandon will retire from his current role as Chief People Officer at Lithia Motors, Inc. (the “Company”) effective December 31, 2025. Succession planning is underway and will be announced prior to Gary’s retirement to ensure a seamless transition.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2025 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2025 results has been added to our investor relations website. To listen live on our website or for replay, visit investors.lithiadriveway.com and click on quarterly earnings.

About Lithia & Driveway (LAD)
Lithia & Driveway (NYSE: LAD) is the largest global automotive retailer providing a wide array of products and services throughout the vehicle ownership lifecycle. Simple, convenient, and transparent experiences are offered through our comprehensive network of physical locations, e-commerce platforms, captive finance solutions, fleet management offerings, and other synergistic adjacencies. We deliver consistent, profitable growth in a massive and unconsolidated industry. Our highly diversified and competitively differentiated design provides us the flexibility and scale to pursue our vision to modernize personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
investors.lithiadriveway.com
www.lithiacareers.com
www.driveway.com
www.greencars.com
www.drivewayfinancecorp.com

Lithia & Driveway on Facebook
https://www.facebook.com/LithiaMotors
https://www.facebook.com/DrivewayHQ

Lithia & Driveway on X
https://x.com/lithiamotors
https://x.com/DrivewayHQ
https://x.com/GreenCarsHQ

Lithia & Driveway on LinkedIn
https://www.linkedin.com/company/lithia-motors/

Lithia & Driveway on YouTube
https://www.youtube.com/@Lithia_Motors/featured

Contact:
Jardon Jaramillo
Senior Director - Finance and Investor Relations
IR@lithia.com
(503) 799-5254

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “ensure,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•Acceleration of the profitability of our strategy, earnings growth, and our momentum and market share
•Future market conditions, including anticipated car and other sales and gross profit levels and the supply of inventory
•Our business strategy and plans, including our achieving our long-term financial targets
•The growth, expansion, make-up and success of our network, including our finding accretive acquisitions that meet our target valuations and acquiring additional stores
•Annualized revenues from acquired stores or achieving target returns
•The growth and performance of our Driveway e-commerce home solution and Driveway Finance Corporation (DFC), their synergies and other impacts on our business and our ability to meet Driveway and DFC-related targets
•The impact of sustainable vehicles and other market and regulatory changes on our business, including evolving vehicle distribution models
•Our capital allocations and uses and levels of capital expenditures in the future
•Expected operating results, such as improved store performance, continued improvement of selling, general and administrative expenses as a percentage of gross profit and any projections
•Our anticipated financial condition and liquidity, including from our cash and the future availability of our credit facilities, unfinanced real estate and other financing sources
•Our continuing to purchase shares under our share repurchase program
•Our compliance with financial and restrictive covenants in our credit facilities and other debt agreements
•Our programs and initiatives for team member recruitment, training, and retention
•Our strategies and targets for customer retention, growth, market position, operations, financial results and risk management

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•Future national and local economic and financial conditions, including as a result of inflation, governmental programs and spending, and public health issues
•The market for dealerships, including the availability of stores to us for an acceptable price
•Changes in customer demand and the electric vehicle landscape and the impact of evolving digital technologies
•Changes in our relationship with, and the financial and operational stability of, OEMs and other suppliers, and vehicle delivery models
•Changes in the competitive landscape, including through technology and our ability to deliver new products, services and customer experiences and a portfolio of in-demand and available vehicles
•Risks associated with our indebtedness, including available borrowing capacity, interest rates, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms
•The adequacy of our cash flows and other conditions which may affect our ability to fund capital expenditures, obtain favorable financing and pay our quarterly dividend at planned levels
•Disruptions to our technology network including computer systems, as well as natural events such as severe weather or man-made or other disruptions of our operating systems, facilities or equipment
•Government regulations and legislation
•The risks set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1A. Risk Factors” of our Quarterly Reports on Form 10-Q, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures, which may include adjusted net income, adjusted net income attributable to LAD, adjusted net income attributable to non-controlling interests, adjusted net income attributable to redeemable non-controlling interest, adjusted diluted earnings per share attributable to LAD, adjusted SG&A, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating income, adjusted net cash provided by operating activities, adjusted income before income taxes, adjusted income tax (provision) benefit, adjusted operating profit as a percentage of revenue and gross profit, adjusted pre-tax margin and net profit margin, EBITDA, adjusted EBITDA and net debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

LAD
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
Revenues:
New vehicle retail	$4,498.4	$4,403.7	2.2%	$8,878.6	$8,417.8	5.5%
Used vehicle retail	3,094.8	2,986.0	3.6	6,013.9	5,786.8	3.9
Used vehicle wholesale	383.1	289.5	32.3	714.1	627.2	13.9
Finance and insurance	373.8	360.9	3.6	738.1	701.5	5.2
Aftersales	1,023.4	950.7	7.6	2,002.5	1,863.5	7.5
Fleet and other	209.5	241.0	(13.1)	414.0	396.8	4.3
Total revenues	9,583.0	9,231.8	3.8%	18,761.2	17,793.6	5.4%
Cost of sales:
New vehicle retail	4,198.9	4,082.9	2.8	8,301.7	7,801.7	6.4
Used vehicle retail	2,886.5	2,790.4	3.4	5,615.7	5,408.5	3.8
Used vehicle wholesale	386.5	289.0	33.7	719.1	627.7	14.6
Aftersales	433.1	421.3	2.8	850.7	832.1	2.2
Fleet and other	192.9	224.3	(14.0)	378.6	364.5	3.9
Total cost of sales	8,097.9	7,807.9	3.7	15,865.8	15,034.5	5.5
Gross profit	1,485.1	1,423.9	4.3%	2,895.4	2,759.1	4.9%

Finance operations income	20.1	7.2	179.2%	32.6	5.4	503.7%

SG&A expense	1,014.7	975.2	4.1	1,967.4	1,909.5	3.0
Depreciation and amortization	65.2	62.3	4.7	129.0	120.0	7.5
Income from operations	425.3	393.6	8.1%	831.6	735.0	13.1%
Floor plan interest expense	(55.0)	(76.6)	(28.2)	(112.0)	(137.3)	(18.4)
Other interest expense	(66.7)	(61.2)	9.0	(132.2)	(124.8)	5.9
Other income	48.5	27.0	79.6	49.3	30.4	62.2
Income before income taxes	352.1	282.8	24.5%	636.7	503.3	26.5%
Income tax expense	(93.9)	(66.2)	41.8	(167.3)	(121.8)	37.4
Income tax rate	26.7%	23.4%		26.3%	24.2%
Net income	$258.2	$216.6	19.2%	$469.4	$381.5	23.0%
Net income attributable to non-controlling interests	(2.1)	(1.0)	110.0%	(3.8)	(2.5)	52.0%
Net income attributable to redeemable non-controlling interest	—	(1.4)	(100.0)%	—	(2.3)	(100.0)%
Net income attributable to LAD	$256.1	$214.2	19.6%	$465.6	$376.7	23.6%

Diluted earnings per share attributable to LAD:
Net income per share	$9.87	$7.87	25.4%	$17.80	$13.75	29.5%

Diluted shares outstanding	25.9	27.2	(4.8)%	26.2	27.4	(4.4)%
NM - not meaningful

LAD
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2025	2024	(Decrease)		2025	2024	(Decrease)
Gross margin
New vehicle retail	6.7%	7.3%	(60)	bps	6.5%	7.3%	(80)	bps
Used vehicle retail	6.7	6.5	20		6.6	6.5	10
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	57.7	55.7	200		57.5	55.3	220
Gross profit margin	15.5	15.4	10		15.4	15.5	(10)

Unit sales
New vehicle retail	94,144	92,508	1.8%		186,134	178,191	4.5%
Used vehicle retail	109,053	109,249	(0.2)		216,379	211,685	2.2

Average selling price
New vehicle retail	$47,782	$47,603	0.4%		$47,700	$47,240	1.0%
Used vehicle retail	28,379	27,332	3.8		27,793	27,337	1.7

Average gross profit per unit
New vehicle retail	$3,181	$3,467	(8.2)%		$3,099	$3,457	(10.4)%
Used vehicle retail	1,911	1,790	6.8		1,840	1,787	3.0
Finance and insurance	1,840	1,789	2.9		1,834	1,799	1.9
Total vehicle(1)	4,322	4,351	(0.7)		4,244	4,348	(2.4)

Revenue mix
New vehicle retail	46.9%	47.7%			47.3%	47.3%
Used vehicle retail	32.3	32.3			32.1	32.5
Used vehicle wholesale	4.0	3.1			3.8	3.5
Finance and insurance, net	3.9	3.9			3.9	3.9
Aftersales	10.7	10.3			10.7	10.5
Fleet and other	2.2	2.7			2.2	2.3

Gross Profit Mix
New vehicle retail	20.2%	22.5%			19.9%	22.3%
Used vehicle retail	14.0	13.7			13.8	13.7
Used vehicle wholesale	(0.2)	—			(0.2)	—
Finance and insurance, net	25.2	25.3			25.5	25.4
Aftersales	39.7	37.3			39.8	37.4
Fleet and other	1.1	1.2			1.2	1.2

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2025	2024	2025	2024	2025	2024	2025	2024
SG&A as a % of revenue	10.5%	10.5%	10.6%	10.6%	10.5%	10.6%	10.5%	10.7%
SG&A as a % of gross profit	67.7	67.9	68.3	68.5	67.9	68.6	67.9	69.2
Operating profit as a % of revenue	4.5	4.3	4.4	4.3	4.4	4.2	4.4	4.1
Operating profit as a % of gross profit	29.3	28.2	28.6	27.6	28.8	27.2	28.7	26.6
Pretax margin	3.8	3.1	3.7	3.1	3.4	2.9	3.4	2.8
Net profit margin	2.8	2.3	2.7	2.3	2.5	2.2	2.5	2.1
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2025	2024	(Decrease)		2025	2024	(Decrease)
Revenues
New vehicle retail	$4,383.9	$4,299.6	2.0%		$8,504.1	$8,208.1	3.6%
Used vehicle retail	3,019.7	2,835.0	6.5		5,648.8	5,499.0	2.7
Finance and insurance	366.0	350.4	4.5		708.7	682.5	3.8
Aftersales	998.0	919.5	8.5		1,902.4	1,804.3	5.4
Total revenues	9,345.2	8,974.1	4.1		17,816.7	17,258.4	3.2

Gross profit
New vehicle retail	$291.9	$311.6	(6.3)%		$552.2	$599.1	(7.8)%
Used vehicle retail	203.1	195.1	4.1		382.4	374.7	2.1
Finance and insurance	366.0	350.4	4.5		708.7	682.5	3.8
Aftersales	576.6	515.1	11.9		1,100.4	1,003.0	9.7
Total gross profit	1,451.6	1,389.8	4.4		2,772.2	2,691.4	3.0

Gross margin
New vehicle retail	6.7%	7.2%	(50)	bps	6.5%	7.3%	(80)	bps
Used vehicle retail	6.7	6.9	(20)		6.8	6.8	—
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Aftersales	57.8	56.0	180		57.8	55.6	220
Gross profit margin	15.5	15.5	—		15.6	15.6	—

Unit sales
New vehicle retail	91,947	90,179	2.0%		178,132	173,716	2.5%
Used vehicle retail	106,894	102,875	3.9		202,766	199,460	1.7

Average selling price
New vehicle retail	$47,679	$47,679	—%		$47,740	$47,250	1.0%
Used vehicle retail	28,249	27,558	2.5		27,859	27,569	1.1

Average gross profit per unit
New vehicle retail	$3,175	$3,455	(8.1)%		$3,100	$3,449	(10.1)%
Used vehicle retail	1,900	1,897	0.2		1,886	1,879	0.4
Finance and insurance	1,841	1,815	1.4		1,860	1,829	1.7
Total vehicle(1)	4,318	4,446	(2.9)		4,302	4,440	(3.1)
(1)Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

LAD
Other Highlights (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2025		2025
Key Performance by Country	Total Revenue	Total Gross Profit	Total Revenue	Total Gross Profit
United States	78.1%	83.7%	77.6%	83.2%
United Kingdom	18.3%	13.3%	19.2%	14.1%
Canada	3.6%	3.0%	3.2%	2.7%

	As of
	June 30,	December 31,	June 30,
Days’ Supply(1)	2025	2024	2024
New vehicle inventory	63	59	76
Used vehicle inventory	48	53	47
(1) Days’ supply in inventory is calculated using on-ground inventory unit levels and a 30-day total unit sales volumes, both at the end of each reporting period.

Selected Financing Operations Financial Information

	Three months ended June 30,				Six months ended June 30,
($ in millions)	2025	% (1)	2024	% (1)	2025	% (1)	2024	% (1)
Interest and fee income	$98.8	9.2	$83.8	9.3	$193.2	9.3	$161.1	9.1
Interest expense	(49.8)	(4.7)	(47.0)	(5.2)	(97.9)	(4.7)	(94.8)	(5.4)
Total interest margin	$49.0	4.6	$36.8	4.1	$95.3	4.6	$66.3	3.8
Lease income	23.7		20.5		44.2		35.6
Lease costs	(18.6)		(18.8)		(35.4)		(29.5)
Lease income, net	5.1		1.7		8.8		6.1
Provision expense	(21.2)	(2.0)	(20.2)	(2.2)	(46.7)	(2.2)	(45.2)	(2.6)
Other financing operations expenses	(12.8)	(1.2)	(11.1)	(1.2)	(24.8)	(1.2)	(21.8)	(1.2)
Finance operations income	$20.1		$7.2		$32.6		$5.4

Total average managed finance receivables	$4,287.6		$3,632.0		$4,196.6		$3,544.2
(1)Annualized percentage of total average managed finance receivables

LAD
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2025	December 31, 2024
Cash, restricted cash, and cash equivalents	$404.4	$402.2
Trade receivables, net	1,235.3	1,237.0
Inventories, net	6,061.9	5,911.7
Other current assets	240.2	223.0
Total current assets	$7,941.8	$7,773.9

Property and equipment, net	4,727.7	4,629.9
Finance receivables, net	4,309.5	3,868.2
Intangibles	5,241.8	4,665.8
Other non-current assets	1,940.2	2,184.8
Total assets	$24,161.0	$23,122.6

Floor plan notes payable	4,888.0	4,903.1
Other current liabilities	1,625.5	1,648.0
Total current liabilities	$6,513.5	$6,551.1

Long-term debt, less current maturities	6,689.3	6,119.3
Non-recourse notes payable, less current maturities	2,035.6	2,051.2
Other long-term liabilities and deferred revenue	1,911.6	1,726.9
Total liabilities	$17,150.0	$16,448.5

Equity	7,011.0	6,674.1
Total liabilities and equity	$24,161.0	$23,122.6

LAD
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six months ended June 30,
Cash flows from operating activities:	2025	2024
Net income	$469.4	$381.5
Adjustments to reconcile net income to net cash provided by operating activities	266.7	253.3
Changes in:
Inventories	(19.7)	(544.1)
Finance receivables	(432.1)	(386.9)
Floor plan notes payable	26.4	384.4
Other operating activities	20.7	55.8
Net cash provided by operating activities	331.4	144.0
Cash flows from investing activities:
Capital expenditures	(148.8)	(209.7)
Cash paid for acquisitions, net of cash acquired	(278.6)	(1,169.5)
Proceeds from sales of stores	104.4	6.9
Other investing activities	7.5	(142.8)
Net cash used in investing activities	(315.5)	(1,515.1)
Cash flows from financing activities:
Net (repayments) borrowings on floor plan notes payable, non-trade	(141.2)	444.5
Net (repayments) borrowings on non-recourse notes payable	(67.4)	320.2
Net borrowings on other debt and finance lease liabilities	552.2	604.5
Proceeds from issuance of common stock	13.6	13.8
Repurchase of common stock	(263.3)	(217.2)
Dividends paid	(28.2)	(28.2)
Other financing activity	(79.2)	(20.0)
Net cash (used in) provided by financing activities	(13.5)	1,117.6
Effect of exchange rate changes on cash and restricted cash	7.4	(3.1)
Change in cash, restricted cash, and cash equivalents	9.8	(256.6)
Cash, restricted cash, and cash equivalents at beginning of period	445.8	972.0
Cash, restricted cash, and cash equivalents at end of period	455.6	715.4

LAD
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2025	2024
As reported	$331.4	$144.0
Floor plan notes payable, non-trade, net	(141.2)	444.5
Adjust: finance receivables activity	432.1	386.9
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(45.6)	(22.7)
Adjusted	$576.7	$952.7

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2025
	As reported	Net loss on disposal of stores	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,014.7	$(7.2)	$(2.4)	$(0.1)	$—	$1,005.0
Operating income	425.3	7.2	2.4	0.1	—	435.0

Income before income taxes	352.1	7.2	2.4	0.1	—	361.8
Income tax (provision) benefit	(93.9)	1.8	(0.6)	—	(1.3)	(94.0)
Net income	$258.2	$9.0	$1.8	$0.1	$(1.3)	$267.8
Net income attributable to non-controlling interests	(2.1)	—	—	—	—	(2.1)
Net income attributable to LAD	$256.1	$9.0	$1.8	$0.1	$(1.3)	$265.7

Diluted earnings per share attributable to LAD	$9.87	$0.35	$0.07	$—	$(0.05)	$10.24
Diluted share count	25.9

	Three Months Ended June 30, 2024
	As reported	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$975.2	$(6.1)	$(1.8)	$—	$967.3
Operating income	393.6	6.1	1.8	—	401.5

Income before income taxes	282.8	6.1	1.8	—	290.7
Income tax (provision) benefit	(66.2)	(1.6)	1.3	(7.6)	(74.1)
Net income	$216.6	$4.5	$3.1	$(7.6)	$216.6
Net income attributable to non-controlling interests	$(1.0)	$—	$—	$—	$(1.0)
Net income attributable to redeemable non-controlling interest	$(1.4)	$—	$—	$—	$(1.4)
Net income attributable to LAD	$214.2	$4.5	$3.1	$(7.6)	$214.2

Diluted earnings per share attributable to LAD	$7.87	$0.17	$0.11	$(0.28)	$7.87
Diluted share count	27.2

LAD
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2025
	As reported	Net gain on disposal of stores	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,967.4	$2.2	$(2.8)	$(0.3)	$—	$1,966.5
Operating income	831.6	(2.2)	2.8	0.3	—	832.5

Income before income taxes	636.7	(2.2)	2.8	0.3	—	637.6
Income tax (provision) benefit	(167.3)	4.3	(0.7)	(0.1)	(2.3)	(166.1)
Net income	$469.4	$2.1	$2.1	$0.2	$(2.3)	$471.5
Net income attributable to non-controlling interests	(3.8)	—	—	—	—	(3.8)
Net income attributable to LAD	$465.6	$2.1	$2.1	$0.2	$(2.3)	$467.7

Diluted earnings per share attributable to LAD	$17.80	$0.08	$0.08	$0.01	$(0.09)	$17.88
Diluted share count	26.2

	Six Months Ended June 30, 2024
	As reported	Insurance reserves	Acquisition expenses	Tax attribute	Adjusted
Selling, general and administrative	$1,909.5	$(6.1)	$(9.5)	$—	$1,893.9
Operating income	735.0	6.1	9.5	—	750.6

Income before income taxes	503.3	6.1	9.5	—	518.9
Income tax (provision) benefit	(121.8)	(1.6)	(0.3)	(7.6)	(131.3)
Net income	$381.5	$4.5	$9.2	$(7.6)	$387.6
Net income attributable to non-controlling interests	(2.5)	—	—	—	(2.5)
Net income attributable to redeemable non-controlling interest	(2.3)	—	—	—	(2.3)
Net income attributable to LAD	$376.7	$4.5	$9.2	$(7.6)	$382.8

Diluted earnings per share attributable to LAD	$13.75	$0.17	$0.33	$(0.28)	$13.97
Diluted share count	27.4

LAD
Adjusted EBITDA and Net Debt to Adjusted EBITDA (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2025	2024	(Decrease)	2025	2024	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$258.2	$216.6	19.2%	$469.4	$381.5	23.0%
Flooring interest expense	55.0	76.6	(28.2)	112.0	137.3	(18.4)
Other interest expense	66.7	61.2	9.0	132.2	124.8	5.9
Financing operations interest expense	49.8	47.0	6.0	97.9	94.8	3.3
Income tax expense	93.9	66.2	41.8	167.3	121.8	37.4
Depreciation and amortization	65.2	62.3	4.7	129.0	120.0	7.5
EBITDA	$588.8	$529.9	11.1%	$1,107.8	$980.2	13.0%

Other adjustments:
Less: flooring interest expense	$(55.0)	$(76.6)	(28.2)	$(112.0)	$(137.3)	(18.4)
Less: financing operations interest expense	(49.8)	(47.0)	6.0	(97.9)	(94.8)	3.3
Less: used vehicle line of credit interest	(4.4)	(6.0)	(26.7)	(7.5)	(12.1)	(38.0)
Add: acquisition expenses	0.1	1.8	(94.4)	0.3	9.5	(96.8)
Add: loss (gain) on disposal of stores	7.2	—	NM	(2.2)	—	NM
Add: insurance reserves	2.4	6.1	NM	2.8	6.1	NM
Adjusted EBITDA	$489.3	$408.2	19.9%	$891.3	$751.6	18.6%
NM - not meaningful

	As of				%
	June 30,				Increase
Net Debt to Adjusted EBITDA	2025		2024		(Decrease)
Floor plan notes payable	$4,888.0		$5,287.5		(7.6)%
Used and service loaner vehicle inventory financing facility	1,011.3		1,014.8		(0.3)
Revolving lines of credit	1,792.1		1,848.5		(3.1)
Warehouse facilities	1,241.0		701.0		77.0
Non-recourse notes payable	2,042.0		2,025.8		0.8
4.625% Senior notes due 2027	400.0		400.0		—
4.375% Senior notes due 2031	550.0		550.0		—
3.875% Senior notes due 2029	800.0		800.0		—
Finance leases and other debt	986.4		876.4		12.6
Unamortized debt issuance costs	(20.6)		(28.3)		(27.2)
Total debt	$13,690.2		$13,475.7		1.6%

Less: Floor plan related debt	$(5,899.3)		$(6,302.3)		(6.4)%
Less: Financing operations related debt	(3,283.0)		(2,726.8)		20.4
Less: Unrestricted cash and cash equivalents	(202.8)		(516.4)		(60.7)
Less: Marketable securities	(52.1)		(51.4)		1.4
Less: Availability on used vehicle and service loaner financing facilities	(29.9)		(30.4)		(1.6)
Net Debt	$4,223.1		$3,848.4		9.7%

TTM Adjusted EBITDA	$1,698.0		$1,601.8		6.0%

Net debt to Adjusted EBITDA	2.49	x	2.40	x
NM - not meaningful